UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 16, 2007
(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated October 16, 2007, regarding its financial results for the periods ended September 30, 2007, including consolidated financial statements for the periods ended September 30, 2007, is Attachment I of this Form 8-K. Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s third quarter earnings presentation on October 16, 2007, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachments I and II is hereby filed except for the following, which is furnished but not filed:

Press Release

The following statement on Page 2:  “Revenues decreased 6 percent excluding the year-to-year impact of the Printing System Division divestiture in June 2007.”

Slides

On Slide 3 (3Q SUMMARY), under “Weaker Performance, Difficult Compare on z” the revenue information for Systems & Technology (i.e., Revenue (6%)).

On Slide 4 (Financial Summary), the following information:

•              “+8% excl. ASR interest exp.”

•              “+11% excl. ASR interest exp.”

On Slide 12 (Systems & Technology Segment), in the table at the top of the slide, the data in the columns entitled “Yr/Yr and “@CC” for the row identified as “Revenue w/o Printers”.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 16, 2007

	By:	/s/ Timothy S. Shaughnessy
Timothy S. Shaughnessy
Vice President and Controller

ATTACHMENT I

IBM REPORTS 2007 THIRD-QUARTER RESULTS

•              Diluted earnings of $1.68 per share, up 16 percent as reported;

•              Total revenues of $24.1 billion, up 7 percent;

•              Global Business Services revenues up 16 percent; pre-tax income up 29 percent;

•              Global Technology Services revenues up 13 percent; pre-tax income up 26 percent;

•              Highest overall Global Services revenue growth in four years.

ARMONK, N.Y., October 16, 2007 . . . IBM (NYSE: IBM) today announced third-quarter 2007 diluted earnings of $1.68 per share from continuing operations compared with diluted earnings of $1.45 per share in the third quarter of 2006, an increase of 16 percent as reported. Third-quarter income from continuing operations was $2.4 billion compared with $2.2 billion in the third quarter of 2006, an increase of 6 percent. Total revenues for the third quarter of 2007 of $24.1 billion increased 7 percent (3 percent, adjusting for currency) from the third quarter of 2006.

“Our outstanding services results this quarter enabled us to stay on track toward our objective of accelerated earnings per share growth through 2010, while we work through a transition in our hardware business,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer. “Our year-to-date performance underscores the strength of major elements of our long-term roadmap, including revenue growth, margin expansion, and continued success in emerging market countries and in the integration of our acquisitions.”

From a geographic perspective, the Americas’ third-quarter revenues were $10.2 billion, an increase of 4 percent as reported (3 percent, adjusting for currency) from the 2006 period. Revenues from Europe/Middle East/Africa were $8.1 billion, up 11 percent (4 percent, adjusting for currency). Asia-Pacific revenues increased 9 percent (6 percent, adjusting for currency) to $4.9 billion. OEM revenues were $890 million, down 12 percent compared with the 2006 third quarter.

Total Global Services revenues grew 14 percent (10 percent, adjusting for currency)—the highest growth since third quarter of 2003—with strong performance in all geographic regions and business sectors. Global Business Services segment revenues, marked by significant growth in core consulting and application management services, increased 16 percent (12 percent, adjusting for currency) to $4.6 billion. Global Technology Services segment revenues increased 13 percent (9 percent, adjusting for currency) to $9.1 billion, benefiting from sales of new business to existing clients. IBM signed services contracts totaling $11.8 billion, up 12 percent year over year, and ended the third quarter with an estimated services backlog, including Strategic Outsourcing, Business Transformation Outsourcing, Integrated Technology Services, Global Business Services and Maintenance, of $116 billion, an increase of $7 billion year to year.

Revenues from the Systems and Technology segment totaled $4.9 billion for the quarter, down 10 percent (13 percent, adjusting for currency). Revenues decreased 6 percent excluding the year-to-year impact of the Printing System Division divestiture in June 2007. Systems and Technology revenues from the System p UNIX server products increased 6 percent compared with the 2006 period and revenues from the System x servers increased 6 percent. Faced with a difficult comparison, revenues from System z server products decreased 31 percent versus the year-ago period. Total delivery of System z computing power, which is measured in MIPS (millions of instructions per second), decreased 21 percent. Revenues from the System i servers decreased 21 percent. Revenues from System Storage increased 1 percent and revenues from Microelectronics decreased 15 percent.

Revenues from the Software segment were $4.7 billion, an increase of 7 percent (3 percent, adjusting for currency) compared with the third quarter of 2006. Revenues from IBM’s middleware products, which primarily include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $3.6 billion, up 6 percent versus the third quarter of 2006. Operating systems revenues of $564 million increased 2 percent compared with the prior-year quarter.

For the WebSphere family of software products, which facilitate customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, revenues increased 10 percent. Revenues for Information Management software, which enables clients to leverage information on demand, increased 9 percent. Revenues from Tivoli software, infrastructure software that enables clients to centrally manage networks including security and storage capability, increased 5 percent, and revenues for Lotus software, which allows collaborating and messaging by clients in real-time communication and knowledge management, increased 9 percent year over year. Revenues from Rational software, integrated tools to improve the processes of software development, increased 3 percent compared with the year-ago quarter.

Global Financing segment revenues increased 6 percent (2 percent, adjusting for currency) in the third quarter to $623 million.

The company’s total gross profit margin was 41.3 percent in the 2007 third quarter compared with 42.0 percent in the 2006 period.

Total expense and other income increased 6 percent to $6.7 billion compared to $6.3 billion in the prior-year period. SG&A expense increased 4 percent to $5.3 billion. RD&E expense decreased 1 percent to $1.5 billion compared with the year-ago period. Intellectual property and custom development income increased to $270 million compared with $242 million a year ago. Other (income) and expense contributed income of $95 million in the third quarter of 2007 versus income of $174 million in the third quarter of 2006. Interest expense increased to $193 million compared with $70 million in the prior-year period, primarily due to the increase in debt to finance the company’s accelerated share repurchase agreements executed in the prior quarter.

IBM’s effective tax rate in the third-quarter 2007 was 28.0 percent compared with 30.0 percent in the third quarter of 2006.

The weighted-average number of diluted common shares outstanding in the third-quarter 2007 was 1.41 billion compared with 1.53 billion shares in the same period of 2006. As of September 30, 2007, there were 1.38 billion basic common shares outstanding.

Debt, including Global Financing, totaled $35.3 billion, compared with $22.7 billion at year-end 2006. From a management segment view, Global Financing debt increased $1.5 billion from year-end 2006 to a total of $23.8 billion, resulting in a debt-to-equity ratio of 6.8 to 1. The non-global financing debt-to-capitalization ratio was 40.3 percent at the end of September 30, 2007 compared with 46.7 percent at the end of the second quarter, which reflects increased financial leverage associated with the accelerated share repurchase agreements. The cash balance was $13.8 billion at the end of the third quarter.

Year-To-Date 2007 Results

Income from continuing operations for the nine months ended September 30, 2007 was $6.5 billion compared with $6.0 billion in the year-ago period. Diluted earnings per share from continuing operations were $4.42 compared with $3.81 per diluted share for the 2006 period. Revenues from continuing operations for the nine-month period totaled $69.9 billion, an increase of 7 percent (4 percent, adjusting for currency) compared with $65.2 billion for the nine months of 2006.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the company’s failure to continue to develop and market new and innovative products and services and to keep pace with technological change; competitive pressures; failure to obtain or protect intellectual property rights; fluctuations in revenues and purchases, and volatility of stock prices; the company’s ability to attract and retain key personnel; adverse affects from tax matters; environmental matters; currency fluctuations and customer financing risks; customer credit risk on trade receivables; risks from investing in growth opportunities; the company’s failure to maintain the adequacy of its internal controls; the company’s use of certain estimates and assumptions; dependence on certain suppliers; changes in the financial or business condition of the company’s distributors or resellers; the company’s ability to successfully manage acquisitions and alliances; failure to have sufficient insurance; legal, political, health and economic conditions; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM Results—

•              adjusting for revenues from the Printing System Division divestiture;

•              adjusting for currency (i.e., at constant currency).

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the third-quarter earnings materials. These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today. Investors may participate by viewing the Webcast at www.ibm.com/investor/3q07. Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Attached (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
			Percent			Percent
	2007	2006	Change	2007	2006	Change
REVENUE
Global Technology Services	$9,093	$8,058	12.8%	$26,106	$23,732	10.0%
Gross profit margin	30.6%	30.2%		29.9%	29.7%
Global Business Services	4,586	3,959	15.9%	13,108	11,746	11.6%
Gross profit margin	22.9%	22.8%		23.7%	22.6%
Systems and Technology	4,898	5,466	-10.4%	14,520	14,900	-2.5%
Gross profit margin	38.5%	38.2%		36.9%	35.8%
Software	4,694	4,406	6.5%	13,723	12,554	9.3%
Gross profit margin	84.2%	85.3%		84.3%	84.6%
Global Financing	623	587	6.1%	1,834	1,744	5.1%
Gross profit margin	44.6%	48.6%		47.2%	50.8%
Other	225	141	59.3%	630	491	28.4%
Gross profit margin	2.7%	13.6%		11.2%	9.4%
TOTAL REVENUE	24,119	22,617	6.6%	69,920	65,166	7.3%
GROSS PROFIT	9,956	9,492	4.9%	28,760	26,594	8.1%
Gross profit margin	41.3%	42.0%		41.1%	40.8%
EXPENSE AND OTHER INCOME
S,G&A	5,324	5,121	4.0%	16,044	14,639	9.6%
Expense to revenue	22.1%	22.6%		22.9%	22.5%
R,D&E	1,524	1,543	-1.2%	4,568	4,520	1.1%
Expense to revenue	6.3%	6.8%		6.5%	6.9%
Intellectual property and custom development income	(270)	(242)	11.7%	(721)	(659)	9.4%
Other (income) and expense	(95)	(174)	-45.2%	(528)	(616)	-14.3%
Interest expense	193	70	177.9%	396	207	91.1%
TOTAL EXPENSE AND OTHER INCOME	6,676	6,317	5.7%	19,759	18,091	9.2%
Expense to revenue	27.7%	27.9%		28.3%	27.8%
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,280	3,174	3.3%	9,001	8,503	5.9%
Pre-tax margin	13.6%	14.0%		12.9%	13.0%
Provision for income taxes	918	952	-3.6%	2,534	2,551	-0.7%
Effective tax rate	28.0%	30.0%		28.2%	30.0%
INCOME FROM CONTINUING OPERATIONS	$2,362	$2,222	6.3%	$6,467	$5,952	8.7%
Net margin	9.8%	9.8%		9.2%	9.1%
DISCONTINUED OPERATIONS
Loss from discontinued operations	(1)	(0)		(1)	(0)
NET INCOME	$2,361	$2,222	6.3%	$6,466	$5,952	8.6%

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
			Percent			Percent
	2007	2006	Change	2007	2006	Change
EARNINGS/(LOSS)PER SHARE OF COMMON STOCK:

ASSUMING DILUTION
CONTINUING OPERATIONS	$1.68	$1.45	15.9%	$4.42	$3.81	16.0%
DISCONTINUED OPERATIONS	(0.00)	(0.00)		(0.00)	(0.00)
TOTAL	$1.68	$1.45	15.9%	$4.42	$3.81	16.0%
BASIC
CONTINUING OPERATIONS	$1.72	$1.47	17.0%	$4.50	$3.87	16.3%
DISCONTINUED OPERATIONS	(0.00)	(0.00)		(0.00)	(0.00)
TOTAL	$1.72	$1.47	17.0%	$4.50	$3.87	16.3%
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
ASSUMING DILUTION	1,405.8	1,534.3		1,463.1	1,560.5
BASIC	1,371.4	1,513.2		1,436.0	1,538.6

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	September 30,	December 31,	Percent
(Dollars in millions)	2007	2006	Change
ASSETS
Cash, cash equivalents, and marketable securities	$13,822	$10,657	29.7%
Receivables - net, inventories, prepaid expenses	32,766	34,003	-3.6%
Plant, rental machines, and other property - net	14,836	14,440	2.7%
Investments and other assets	47,184	44,134	6.9%
TOTAL ASSETS	$108,609	$103,234	5.2%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$16,546	$8,902	85.9%
Long-term debt	18,775	13,780	36.2%
Total debt	35,322	22,682	55.7%
Accounts payable, taxes, and accruals	28,464	31,189	-8.7%
Other liabilities	24,277	20,857	16.4%
TOTAL LIABILITIES	88,063	74,728	17.8%
STOCKHOLDERS’ EQUITY	20,546	28,506	-27.9%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$108,609	$103,234	5.2%

INTERNATIONAL BUSINESS MACHINES CORPORATION
SEGMENT DATA
(Unaudited)

	THIRD QUARTER 2007
				Pre-tax
				Income (Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS
Global Technology Services	$9,093	$408	$9,501	$1,028	10.8%
Y-T-Y Change	12.8%	-4.6%	12.0%	26.3%
Global Business Services	4,586	276	4,862	521	10.7%
Y-T-Y Change	15.9%	-18.0%	13.2%	28.6%
Systems and Technology	4,898	236	5,134	361	7.0%
Y-T-Y Change	-10.4%	-7.5%	-10.3%	-12.4%
Software	4,694	571	5,265	1,283	24.4%
Y-T-Y Change	6.5%	2.0%	6.0%	-1.5%
Global Financing	623	348	970	339	34.9%
Y-T-Y Change	6.1%	3.2%	5.1%	1.1%
TOTAL REPORTABLE SEGMENTS	23,894	1,838	25,732	3,532	13.7%
Y-T-Y Change	6.3%	-4.1%	5.5%	8.1%
Eliminations / Other	225	(1,838)	(1,613)	(252)
TOTAL IBM CONSOLIDATED	$24,119	$0	$24,119	$3,280	13.6%
Y-T-Y Change	6.6%		6.6%	3.3%

	THIRD QUARTER 2006
				Pre-tax
				Income (Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS
Global Technology Services	$8,058	$428	$8,486	$814	9.6%
Global Business Services	3,959	337	4,295	405	9.4%
Systems and Technology	5,466	255	5,721	413	7.2%
Software	4,406	559	4,965	1,302	26.2%
Global Financing	587	337	924	335	36.2%
TOTAL REPORTABLE SEGMENTS	22,476	1,916	24,391	3,268	13.4%
Eliminations / Other	141	(1,916)	(1,774)	(94)
TOTAL IBM CONSOLIDATED	$22,617	$0	$22,617	$3,174	14.0%

INTERNATIONAL BUSINESS MACHINES CORPORATION
SEGMENT DATA
(Unaudited)

	NINE MONTHS 2007
				Pre-tax
				Income (Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS
Global Technology Services	$26,106	$1,243	$27,348	$2,497	9.1%
Y-T-Y Change	10.0%	-6.5%	9.1%	2.1%
Global Business Services	13,108	906	14,014	1,477	10.5%
Y-T-Y Change	11.6%	-11.5%	9.7%	26.4%
Systems and Technology	14,520	758	15,279	789	5.2%
Y-T-Y Change	-2.5%	-6.0%	-2.7%	35.7%
Software	13,723	1,704	15,427	3,569	23.1%
Y-T-Y Change	9.3%	5.4%	8.9%	2.6%
Global Financing	1,834	1,037	2,871	1,045	36.4%
Y-T-Y Change	5.1%	-0.2%	3.1%	-2.2%
TOTAL REPORTABLE SEGMENTS	69,291	5,648	74,939	9,376	12.5%
Y-T-Y Change	7.1%	-2.8%	6.3%	7.3%
Eliminations / Other	630	(5,648)	(5,018)	(375)
TOTAL IBM CONSOLIDATED	$69,920	$0	$69,920	$9,001	12.9%
Y-T-Y Change	7.3%		7.3%	5.9%

	NINE MONTHS 2006
				Pre-tax
				Income (Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS
Global Technology Services	$23,732	$1,328	$25,061	$2,445	9.8%
Global Business Services	11,746	1,023	12,769	1,168	9.1%
Systems and Technology	14,900	807	15,706	582	3.7%
Software	12,554	1,616	14,170	3,478	24.5%
Global Financing	1,744	1,039	2,784	1,068	38.4%
TOTAL REPORTABLE SEGMENTS	64,676	5,814	70,490	8,741	12.4%
Eliminations / Other	491	(5,814)	(5,323)	(239)
TOTAL IBM CONSOLIDATED	$65,166	$0	$65,166	$8,503	13.0%

Attachment II

IBM 3Q 2007 Earnings Presentation October 2007 -1-

Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. -2-

3Q SUMMARY Strong Performance Could Have Done Better, Large Deal Deferral Weaker Performance, Difficult Compare on z Balanced Geographic Performance Revenue: AP +9%, EMEA +11%, Americas +4% -3- Earnings Per Share growth +16% yr/yr On track for full year * Excludes Printer revenue Profit (12%) Revenue (6%)* Systems & Technology: Profit (1%) Revenue +7% Software: Profit +29% Revenue +16% Global Business Services: Profit +26% Revenue +13% Global Technology Services:

 FINANCIAL SUMMARY -4- 1,405.8 Shares (Diluted) (M) 2.0 pts 28.0% Tax Rate B/(W) Yr/Yr IBM As Rptd Continuing Operations ($B except EPS) 16% $1.68 EPS Net Income PTI Expense (0.7 pts) 41.3% GP% 24.1 Revenue Mix impact Improving productivity +8% excl. ASR interest exp. +11% excl. ASR interest exp. First half buybacks Strong performance 7% @CC 3% 6.7 (6%) 3.3 3% 2.4 6% 8%

GEOGRAPHIC REVENUE -5- Emerging Countries 10% 19% Total 21% 21% Russia 30% 48% India 21% 25% China Brazil B/(W) Yr/Yr Rptd @CC IBM (12%) (12%) OEM Asia Pacific 11% Europe/ME/A Americas B/(W) Yr/Yr Rptd @CC Americas Asia Pacific Europe/ME/A OEM Total Revenue $24.1B 4% 3% 4% 9% 6% 7% 3% 3% (9%)

SECTOR REVENUE -6- @CC 3% 3% 7% 3% 2% 8% 1% 23.3 All Sectors Small / Medium 10% Communications Distribution Industrial 11% Public Financial Svcs Rptd 3Q07 ($B) B/(W) Yr/Yr 6.6 5% 3.7 3.0 5% 2.4 6% 2.4 4.4 7% 7%

EXPENSE SUMMARY (0.1) Other Income and Expense (0.3) IP and Custom Dev. Income 178% 0.2 Interest Expense (5 pts) (5 pts) (4 pts) 2 pts 6 pts 3 pts (3 pts) (3 pts) 1.5 RD&E 5.3 SG&A 6.7 Total Expense and Other Income B/(W) Yr/Yr ($B) -7- Yr/Yr Drivers * Includes acquisitions made in last twelve months 3Q07 (6%) (4%) 1% Currency Ops Acq* 12% (45%)

CASH FLOW ANALYSIS -8- 10.5 15.3 15.0 FY06 12.8 (11.7) B/(W) Yr/Yr (18.4) Share Repurchase Divestitures Change in Cash & Marketable Securities Other (incl. GF AR, GF Debt) 11.7 Non-GF Debt Dividends Acquisitions Free Cash Flow (excl. GF Receivables) Net Capital Expenditures Net Cash from Continuing Ops (excl. GF Receivables) Less: GF Receivables 10.9 Net Cash from Continuing Ops 3Q07 YTD ($B) 2.2 8.7 (3.5) 5.2 (0.7) (1.6) 6.6 3.2 0.3 1.3 (0.1) 1.4 (0.2) 1.2 0.2 0.3 (0.4) 3.5 6.0 (0.3) (4.7) (3.8) 0.0 (1.7) (8.1) (1.1) 1.1 (3.0)

BALANCE SHEET 6.8 40% 20.5 88.1 35.3 23.8 11.5 52.7 108.6 32.4 62.4 13.8 Sept 2007 6.9 2% 103.2 Dec 2006 Global Fin. Leverage Non-GF Debt/Cap Equity Total Liabilities Total Debt Global Financing Debt Non-GF Debt Other Liabilities Total Assets Global Fin. Assets* Non-GF Assets* Cash & Marketable Securities ($B) * Excluding Cash & Marketable Securities -9- 10.7 59.5 33.1 52.0 0.4 22.3 22.7 74.7 28.5

SEGMENT REVENUE AND PRE-TAX MARGIN Total Pre-Tax Margin External Revenue 13.6% 13.7% 34.9% 24.4% 10.7% 10.8% 3Q07 (0.4 pts) 0.3 pts (1.4 pts) (1.8 pts) (0.2 pts) 1.3 pts 1.2 pts B/(W) Yr/Yr Pts 24.1 Total IBM (13%) (10%) Systems and Technology 12% 16% Global Business Services 23.9 Total Segments B/(W) Yr/Yr Rptd @CC 3Q07 ($B) Global Financing Software 13% Global Technology Services -10- 9.1 4.7 7% 0.6 6% 6% 9% 3% 2% 3% 4.6 4.9 7% 3% 7.0%

GLOBAL SERVICES SEGMENTS -11- Global Business Services (GBS) Global Technology Services (GTS) 1.2 pts 10.8% 12% @CC 1.3 pts 10.7% 16% 4.6 13% 9.1 Yr/Yr 3Q07 ($B) 12% 11.8 Total Signings 13% 12% 80% Global Business Services Global Technology Services 19% Yr/Yr $B 16% 13% 13% 15% 27% 10% Yr/Yr 12% Global Business Services 11% Integrated Tech Services Maintenance 22% Bus. Transformation Outsourcing Strategic Outsourcing Global Technology Services @CC Revenue Signings Strong performance across all geographies, sectors, and lines of business driving profit growth over 25% 9% 6% 9% Short-Term 1.8 (3%) Long-Term 5.3 Short-Term 3.0 (6%) Long-Term 1.6 Total 7.1 Total 4.6 Revenue (External) Revenue (External) PTI Margin 9% PTI Margin

SYSTEMS & TECHNOLOGY SEGMENT -12- 7th consecutive qtr of growth + + 26% 29% Retail Store Sols - Return to growth Game processor compares Mid-range disk weakness New quad core servers in 4Q Continued share gains Business transition MIPS -21%, weak September 3Q07 Revenue (15%) (23%) (34%) @CC As Rptd - 10% E&TS - - + + - + GP% (15%) Microelectronics =/- System Storage = System x Servers + System p - (21%) System i - (31%) System z Share 4.9 Revenue w/o Printers (0.2 pts) 7.0% PTI Margin (13%) @CC (10%) 4.9 Revenue (External) Yr/Yr 3Q07 ($B) (6%) (9%) 6% 6% 1% 3% 2% (2%) 8% Systems (4%) (7%)

SOFTWARE SEGMENT -13- 1% Tivoli (1%) Other Middleware 9% 13% Other Software/Services 2% Total Middleware 100% % of SW 3% Total Software (1%) Operating Systems 4% Key Branded Middleware 3Q07 Revenue (1%) 5% 5% 6% @CC Rational Lotus Information Management 10% WebSphere Family Yr/Yr (1.8 pts) 24.4% PTI Margin 3% @CC 7% 4.7 Revenue (External) Yr/Yr 3Q07 ($B) Small and medium deal strength; large deal deferrals 9% 9% 3% 8% 2% 7% 53% 12% 77% 6% 11% 24% 3% 5%

3Q ’06 EPS 3Q ’07 EPS Revenue Growth of 7% as Rptd. Gross Margin Yr/Yr E/R Improvement Interest Expense Related to ASR Tax Rate 30.0% to 28.0% Share Repurchases 16% Yr/Yr EPS BRIDGE $1.45 $0.10 ($0.08) $0.09 ($0.07) $0.14 $0.04 $1.68 -14-

-15- IBM WELL-POSITIONED IN CURRENT ENVIRONMENT Systems & Global Financing Software Services Balanced Business Mix Americas Asia Pacific Europe/ME/A U.S. Solid Balance Sheet Strong annual Cash Flow Significant financial flexibility Global Presence Canada/ LA 3Q YTD PTI 3Q YTD Revenue Financial Strength Momentum in annuity business Backlog Services profitability Software / Services leadership

Revenue Net Income +7% Yr/Yr +4% @ CC Earnings Per Share +16% Yr/Yr Free Cash Flow Net Income +9% Yr/Yr Net Margin +0.1 pts + 31% Yr/Yr 2007 PERFORMANCE METRICS 3Q YTD -16- EPS YTD 2007 results are on track to 2010 roadmap 2006 2010 ~$11 w/ Pension ~$10 w/ Growth ~$9 Base $6.06 $69.9B $65.2B 2006 2007 $6.5B $6.0B 2006 2007 $3.9B $5.2B 2006 2007 $3.81 $4.42 2006 2007

IBM -17-

SUPPLEMENTAL EXHIBITS -S1- S2. Segment Revenue and Gross Margin S3. Currency: Year-to-Year Comparison S4. Cash Flow (FAS 95) - YTD S5. Cash Flow (FAS 95) - Quarter S6. Cash Flow Analysis - Quarter S7. 3Q07 Financial Summary S8-S13. Non-GAAP Supplementary Materials S8. Divested Printing Systems Division S9. Constant Currency, Cash Flow S10. Interest Expense S11. Reconciliation of Net Income Margin S12. Reconciliation to Net Cash from Operations – Qtr/Qtr S13. Reconciliation to Net Cash from Operations – YTD S14. Additional Information - 2010 Roadmap Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding.

SEGMENT REVENUE AND GROSS MARGIN Gross Margin Revenue 41.3% 41.6% 44.6% 84.2% 38.5% 22.9% 30.6% 3Q07 (0.7 pts) (0.5 pts) (4.0 pts) (1.1 pts) 0.3 pts 0.1 pts 0.3 pts B/(W) Yr/Yr Pts 24.1 Total IBM (13%) (10%) Systems and Technology 12% 16% Global Business Services 23.9 Total Segments B/(W) Yr/Yr Rptd @CC 3Q07 ($B) Global Financing Software 13% Global Technology Services -S2- 9.1 4.7 7% 0.6 6% 6% 9% 3% 2% 3% 4.6 4.9 7% 3%

CURRENCY: YEAR-TO-YEAR COMPARISON -S3- 118 0.49 0.73 3Q07 4 pts -1% 7% 7% 121 0.50 0.74 2Q07 3 pts -6% 8% 7% 4~5 pts 3 pts IBM Revenue Impact 0% -2% 118 119 Yen 6% 10% 0.49 0.51 Pound 9% 0.70 0.76 Euro 4Q07 10/15 Spot 1Q07 @ 10/15 Spot QUARTERLY AVERAGES PER US$ Negative Yr/Yr growth signifies a translation hurt IBM hedges its major cross-border cash flows to mitigate the effect of currency volatility in the year-over-year results. The impact of these hedging programs is principally reflected in Other Income and Expense, as well as Cost of Goods Sold. Yr/Yr 8% Yr/Yr Yr/Yr

CASH FLOW (FAS 95) - YTD -S4- (1.1) (11.5) 15.0 FY06 (4.1) 0.0 0.1 (7.9) 0.8 (6.7) (1.2) (1.0) 0.3 (5.9) (1.7) (0.9) 0.0 (3.4) 9.7 2.4 (3.0) 0.6 3.7 6.0 3Q06 Effect of exchange rate changes on cash 11.7 Net Change in Cash & Cash Equivalents (Cont. Ops.) Discontinued Operations Net cash used in financing activities (18.4) Net cash used in investing activities 10.9 Net Cash provided by operating activities Net Income from Continuing Operations 3Q07 ($B) 6.5 Depreciation / Amortization 3.9 Working Capital / Other (2.2) GF A/R 2.2 Capital Expenditures, Net (3.5) Divestitures 0.3 Acquisitions (0.7) Other Investing (1.8) (5.8) GF Debt 0.7 Dividends (1.6) Share Repurchase Other 3.4 (4.1) 0.0 1.3 Non-GF Debt 0.2 Stock-based Compensation Expense 0.5 9.4 5.0 0.8 0.0 (0.3) (4.7) 0.0 (3.8) (3.0) 1.0 (1.7) (8.1) 1.7 (8.2) 0.2 0.0 (4.5)

CASH FLOW (FAS 95) - QUARTER -S5- (1.1) (11.5) 15.0 FY06 1.4 0.0 0.0 (1.7) 0.2 (1.6) (0.5) 0.1 0.1 (0.9) 0.4 (0.1) 0.0 (1.3) 4.0 (0.4) 0.8 0.2 1.2 2.2 3Q06 0.2 0.1 Effect of exchange rate changes on cash (0.1) 2.3 Net Change in Cash & Cash Equivalents (Cont. Ops.) 0.0 Discontinued Operations 0.9 Net cash used in financing activities 1.5 (0.2) (0.5) 0.3 (3.2) Net cash used in investing activities (1.4) (0.5) 0.0 (1.3) 4.5 Net Cash provided by operating activities 0.6 0.0 1.3 2.4 Net Income from Continuing Operations 3Q07 ($B) Depreciation / Amortization Working Capital / Other GF A/R Capital Expenditures, Net Divestitures Acquisitions Other Investing GF Debt Dividends Share Repurchase Other Non-GF Debt Stock-based Compensation Expense 9.4 5.0 0.8 0.0 (0.3) (4.7) 0.0 (3.8) (3.0) 1.0 (1.7) (8.1) 1.7 (8.2) 0.2 0.0 (4.5)

2.7 2.6 (0.3) 1.5 (0.1) 0.0 (0.4) (0.6) 0.0 (0.5) 1.0 0.5 B/(W) Yr/Yr (0.2) Share Repurchase 0.0 Divestitures 3.6 Change in Cash & Marketable Securities 2.3 Other (incl. GF AR, GF Debt) (0.1) Non-GF Debt (0.5) Dividends (0.5) Acquisitions 2.6 Free Cash Flow (excl. GF Receivables) (1.3) Net Capital Expenditures 3.9 Net Cash from Continuing Ops (excl. GF Receivables) 0.6 Less: GF Receivables 4.5 Net Cash from Continuing Ops 3Q07 ($B) CASH FLOW ANALYSIS - QUARTER -S6-

3Q07 FINANCIAL SUMMARY -S7- 16% B/(W) Yr/Yr As Rptd Continuing Operations ($B except EPS) $1.68 EPS Pre-Tax Income 24.1 Revenue $0.03 Workforce Rebalancing $0.08 177 Stock Compensation $0.05 $0.30 Est. EPS Impact Pre-Tax $M Includes Expenses: Amortization of Purchased Intangibles 654 Pension 94 67 3.3 3Q07 7% 3% @CC 3%

NON-GAAP SUPPLEMENTARY MATERIALS In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Divested Printing Systems Division Management presents certain financial results excluding revenue related to the company’s Printing Systems Division (PSD) business. In June 2007, the company divested 51 percent of its shares in a wholly-owned subsidiary, InfoPrint Solutions, that was based on PSD. Given this divestiture, management believes that presenting certain financial information without PSD revenue is more representative of the Systems and Technology segment’s revenue performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors. -S8-

NON-GAAP SUPPLEMENTARY MATERIALS Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Cash Flow Management includes a presentation of both cash flow from operations and free cash flow that exclude the effect of Global Financing Receivables.   For a financing business, increasing receivables is the basis for growth.  Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders. -S9-

NON-GAAP SUPPLEMENTARY MATERIALS Interest Expense Management presents certain financial results excluding the effects of a higher level of interest expense as a result of the company’s Accelerated Share Repurchase executed in the second quarter of 2007. Given its unique nature, management believes that presenting certain financial information without this higher level of interest expense is more representative of the company's operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors. -S10-

--- 9.8% 9.8% Net Income Margin 0.4 10.2% 9.8% Net Income Margin excluding additional interest B/(W) 3Q07 3Q06 RECONCILIATION OF NET INCOME MARGIN NON-GAAP SUPPLEMENTARY MATERIALS The above serves to reconcile the Non-GAAP financial information contained in the discussion regarding Financial Summary in the company’s earnings presentation. See Slide S10 of this presentation for additional information on the use of these Non-GAAP financial measures. -S11-

1.1 4.5 3.4 Net Cash from Operations (Cont. Ops.) (1.0) 0.6 (0.4) Less: GF Accounts Receivable (0.1) 2.6 2.7 Free Cash Flow, excluding GF Receivables (0.2) (1.3) (1.1) Net Capital Expenditures Net Cash from Operations (Cont. Ops.), excl. GF Receivables Qtr/Qtr 3Q07 2Q07 ($B) RECONCILIATION TO NET CASH FROM OPERATIONS NON-GAAP SUPPLEMENTARY MATERIALS The above serves to reconcile the Non-GAAP financial information contained in the discussion regarding Cash Flow Analysis in the company’s earnings presentation. See Slide S9 of this presentation for additional information on the use of these Non-GAAP financial measures. -S12- 3.9 3.8 0.1

-S13-

NON-GAAP SUPPLEMENTARY MATERIALS

RECONCILIATION TO NET CASH FROM OPERATIONS - YTD

($B)	3Q07	3Q06
Net Cash from Operations (Cont. Ops.)	10.9	9.7
Less: GF Accounts Receivable	2.2	(2.4)
Net Cash from Operations (Cont. Ops.), excl. GF Receivables	8.7	7.3
Net Capital Expenditures	(3.5)	(3.4)
Free Cash Flow, excluding GF Receivables	5.2	3.9
	+31%	

The above serves to reconcile the Non-GAAP financial information contained in "2007 Performance Metrics 3Q YTD" and slide 16 in the company's earnings presentation. See Slide S9 of this presentation for additional information on the use of these Non-GAAP financial measures.

ADDITIONAL INFORMATION - 2010 ROADMAP The anticipated pension impact to Earnings Per Share, shown on Slide 16 (2007 Performance Metrics 3Q YTD), is based on December 31, 2006 assumptions. Actual results will be dependent on several factors including financial market performance, interest rate environment and actuarial assumptions. -S14-

IBM